Exhibit 31.1

SECTION 302 CERTIFICATION FOR THE CHIEF EXECUTIVE OFFICER

I, Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra Financial Corporation, certify that:

1.	I have reviewed this Form 10-Q/A (Amendment No. 1) of Fortegra Financial Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	November 19, 2013	/s/ Richard S. Kahlbaugh
Richard S. Kahlbaugh
Chairman, President and Chief Executive Officer